EXHIBIT 10.12
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THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE
NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                           Earth Search Sciences, Inc.

                         COMMON STOCK PURCHASE WARRANT A

                  1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Earth Search Sciences, Inc., a Utah corporation (the "Company"), ALPHA VENTURE CAPITAL, INC., or registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing May 23, 2001 until 5:00 P.M., New York City time, on May 23, 2006 (the "Expiration Date"), One Million Five Hundred Thousand (1,500,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") at an initial exercise price per share of an amount equal to the lesser of (a) ninety-five percent (95%) of the average of the five (5) closing bid prices following March 15, 2001 or (b) ninety-five percent (95%) of the average of the five (5) closing bid prices following the effective date of the registration statement covering the Warrant Shares (as defined in Section 3 hereof) (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

                  2. Exercise of Warrants.

                  (a) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (or, if after the registration statement covering the Warrant Shares is declared effective, sales of the Warrant Shares may not be made thereunder for any reason), by "cashless exercise," by means of tendering this Warrant to the Company to receive a number of shares of Common Stock equal to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the product of the number of shares issuable upon exercise and the Exercise Price, divided by the Market Value Per Share. For example, if Holder receives a warrant to purchase 1,500,000 shares of Common Stock at an Exercise Price of $1.00 and decides to use the "cashless exercise" method to exercise its option to purchase all 1,500,000 shares at a time when the Company's Common Stock has a Market Value Per Share of $10.00, Holder would receive 1,350,000 shares of Common Stock upon exercise. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of
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Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant, and "Market Value Per Share" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the duly executed Notice of Exercise Form.

                  (b) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date.

                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. Protection Against Dilution.

                           6.1 Adjustment Mechanism. If an adjustment of the
Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share (the "Adjusted Exercise Price"), to equal (iii) the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the Exercise Price before adjustment. For example, if Holder receives a warrant to purchase 1,500,000 shares of Common Stock at an Exercise Price of $1.00, and the Adjusted Exercise Price is $0.50, Holder will be entitled to receive 3,000,000 shares of Common Stock.

                           6.2 Capital Adjustments. In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions

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of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                           6.3 Adjustment for Spin Off. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued if Holder had exercised its right to purchase all of the remaining Common Stock available to Holder under this Warrant as of the close of business on the trading day immediately before the record date (the "Outstanding Warrants") for determining the amount of the number of Spin Off Securities to be issued to security holders of the Company (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder upon exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the Outstanding Warrants.

                  7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid, return receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

         If to the Company:

                  Earth Search Sciences, Inc.
                  1729 Montana Highway 35
                  Kalispell, MT 59901
                  Telephone No.: (406) 751-5200
                  Facsimile No.: (406) 752-7433
                  Attention: Chief Financial Officer

         If to the Holder:

                  Alpha Venture Capital, Inc.
                  Avarua Rarotonga
                  Cook Islands
                  Telephone No: (242) 356-2486
                  Facsimile No. (242) 356-4147
                  Attention: Mr. Barry Herman, Director

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

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                  8. Liquidated Damages. If the Company fails to cause its
transfer agent to deliver to the Holder unlegended certificates representing the Warrant Shares within ten (10) business days after the Date of Exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such tenth (10th) business day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein.

                  10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.










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         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of
May 23, 2001.

                                       Earth Search Sciences, Inc.

                                       By: ______________________________
                                       Name: Rory Stevens
                                       Title:   Chief Financial Officer

ATTEST:

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                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ______________, to purchase __________shares of the Common Stock, par value $0.001 per share, of Earth Search Sciences, Inc. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:

Dated:______________________


By:__________________________________



         CASH:    $ __________________________

         CASHLESS EXERCISE: _____________



























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